UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2022

CARA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36279	75-3175693
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Stamford Plaza 107 Elm Street, 9th Floor Stamford, Connecticut		06902
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (203) 406-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CARA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On June 30, 2022, Cara Therapeutics, Inc. (the “Company”) issued a press release (the “Press Release”) announcing positive topline results from its KOMFORT Phase 2 clinical trial of oral difelikefalin for the treatment of moderate-to-severe pruritus associated with Notalgia Paresthetica (“NP”) patients. The Company will hold a conference call to discuss the results at 8:30 a.m. ET on June 30, 2022. A copy of the Press Release and the presentation (the “NP Presentation”) to be discussed on the conference call are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

On June 30, 2022, the Company made available an updated corporate presentation, which can be found on the Company’s website (the “Corporate Presentation”). The Corporate Presentation is furnished as Exhibit 99.3 and incorporated herein by reference.

The information furnished under this Item 7.01, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission (“SEC”) under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in such a filing. The information shall not be deemed incorporated by reference into any other filing with the SEC made by the Company, regardless of any general incorporation language in such filing.

Item 8.01.	Other Information.

On June 30, 2022, the Company issued the Press Release announcing positive topline results from its KOMFORT Phase 2 clinical trial of oral difelikefalin for the treatment of moderate-to-severe pruritus associated with NP patients.

The Phase 2 multicenter, randomized, double-blind, placebo-controlled, 8-week study was designed to evaluate the efficacy and safety of oral difelikefalin for moderate-to-severe pruritus in approximately 120 patients with NP. Patients were randomized to oral difelikefalin 2 mg taken twice daily versus placebo for 8 weeks, followed by a 4-week active extension period.

Primary Endpoint

The primary efficacy endpoint was the change from baseline in the weekly mean of the daily 24-hour Worst Itch-Numeric Rating Scale (“WI-NRS”) score at Week 8. Other endpoints included the ≥4-point responder analysis, itch-related quality of life scores, and safety assessments.

Patients treated with oral difelikefalin achieved the primary endpoint (-4.0 difelikefalin versus -2.4 placebo, p=0.001) with significant improvement observed as early as Week 1 and sustained through Week 8.

Other Endpoints

A statistically significantly greater proportion of patients treated with oral difelikefalin achieved a ≥4-point improvement in WI-NRS score at Week 8 versus placebo (41% difelikefalin versus 18% placebo, p=0.007).

Safety and Tolerability

Oral difelikefalin was generally well tolerated with a safety profile consistent with that seen in earlier clinical trials. The most common treatment-emergent adverse events reported in ≥5% of patients treated with oral difelikefalin and greater than placebo were: nausea, headache, dizziness, constipation and urine output increased.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated June 30, 2022
99.2	NP Presentation, dated June 30, 2022
99.3	Corporate Presentation, dated June 30, 2022
104	Cover page interactive data file (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARA THERAPEUTICS, INC.

By:	/s/ CHRISTOPHER POSNER
Christopher Posner
President and Chief Executive Officer

Date: June 30, 2022